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                                                                   Exhibit 10.11


                                VOTING AGREEMENT
                                ----------------


     This Voting Agreement ("Agreement") is made and entered into as of this __ day of _____, 1996, by and between ATRIA COMMUNITIES, INC., a Delaware corporation ("Atria"), and VENCOR, INC., a Delaware corporation ("Vencor").

                                   RECITALS:
                                   --------

     WHEREAS, Atria has filed with the Securities Exchange Commission a Form S-1 Registration Statement (the "Offering");

     WHEREAS, following the completion of the Offering, Vencor will own 66.2% of the outstanding Common Stock, par value $.10 per share of Vencor (63.1% if the Underwriters' over-allotment option is exercised in full); and

     WHEREAS, in connection with the Offering, Vencor and Atria have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. After the completion of the Offering, Vencor agrees that it will vote all of its shares of Common Stock at any meeting at which directors are elected in favor of that number of independent directors who are not affiliates of Vencor or employees of Vencor ("Independent Directors") so that if such directors were elected there would be at least two Independent Directors who are members of the Board of Directors of Atria.

     2. This Agreement will automatically terminate upon the earlier of (i) that date upon which Vencor beneficially owns less than 30% of the Common Stock of Atria or (ii) five years from the date of this Agreement.

     3.   Miscellaneous:

          a. This Agreement may be modified or amended from time to time only by a written instrument executed by the parties hereto.

          b. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          c.   This Agreement shall be governed by, and construed in
               accordance with, the laws of the Commonwealth of Kentucky, without regard to its conflicts of law rule.
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               d.   This Agreement embodies the entire understanding between the parties hereto with respect to subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

               e. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument.

               f.   This Agreement is not assignable.

                                  * * * * * *

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                              ATRIA COMMUNITIES, INC.
                              A Delaware Corporation


                              By:__________________________________
                              Title:_______________________________


                              VENCOR, INC.
                              A Delaware Corporation


                              By:___________________________________
                              Title:________________________________


Re:  Voting Agreement